Exhibit 99.1

Tumi Holdings Announces Financial Results for the Fourth Quarter and Full Year 2015

•	Fourth quarter net sales increased 2.3% to $167.7 million (up 4.4% in constant currency)

•	Fourth quarter gross margin expanded 240 basis points to 60.1%

•
Fourth quarter diluted EPS increased 5.7% to $0.37; excluding the expenses for business development activities, including the acquisition of Tumi Japan, adjusted diluted EPS was $0.38 (up 8.8%, and up 12.7% in constant currency)

•	Full year 2015 net sales increased 3.9% to $547.7 million (up 6.7% in constant currency).

•	Full year 2015 gross margin expanded 170 basis points to 59.7%

•
Full year 2015 diluted EPS increased 8.6% to $0.93; excluding the expenses related to the cost reduction program in the first quarter of 2015, and the expenses for business development activities, including the acquisition of Tumi Japan, adjusted diluted EPS was $0.97 (up 13.0%, and up 17.2% in constant currency)

South Plainfield, NJ - February 24, 2016 - Tumi Holdings, Inc. (NYSE: TUMI), the leading global brand of premium travel, business and lifestyle products and accessories, today announced its financial results for the fourth quarter and full year ended December 31, 2015.
Jerome Griffith, Chief Executive Officer and President, commented, “In fiscal 2015, we delivered revenue growth on a constant currency basis of 6.7%, adjusted EPS growth on a constant currency basis of 17.2%, drove significant gross margin expansion while protecting our brand in a promotional environment, and continued to push forward on our multiple growth initiatives. In addition, we announced plans to buy the remaining 50% stake of our Japanese JV, which we closed in early 2016. Looking ahead, we will continue to make strategic investments to support our long-term growth initiatives and remain deeply committed to creating innovative products with exceptional quality and functionality for the global citizen. We are also committed to growing our direct-to-consumer distribution worldwide through store openings, particularly in the international markets, as well as through the expansion of our global e-commerce platform. In 2015, we opened 27 new stores, and expanded our e-commerce platform to 18 countries globally. Finally, we will focus our marketing programs and brand building initiatives on creating a deeper connection with our core customers and on extending our global reach. Overall, we are excited about the growth opportunities ahead of us.”
For the fourth quarter of 2015:

•	Net sales increased 2.3% to $167.7 million compared to $163.8 million in the fourth quarter ended December 31, 2014. On a constant currency basis, net sales increased 4.4%.

•
Total comparable store sales for all Direct-to-Consumer channels, including company-owned websites, decreased 4.6%. On a constant currency basis, total comparable store sales for all Direct-to-Consumer channels, including company-owned websites, decreased 3.4%.

•	Direct-to-Consumer North America full-price comparable store sales decreased 5.6%, outlet comparable store sales increased 6.0%, and e-commerce comparable sales decreased 14.8%.

•
In Euros, Direct-to-Consumer International full-price comparable store sales increased 7.0%, outlet comparable store sales increased 11.6%, and international e-commerce website sales increased 35.1%. In U.S. dollars, Direct-to-Consumer International full-price comparable store sales decreased 6.9%, outlet comparable store sales decreased 2.9%, and international e-commerce website sales increased 18.4%.

•	Gross profit increased 6.6% to $100.7 million compared to $94.5 million in the fourth quarter ended December 31, 2014. Gross margin was 60.1% compared to 57.7% in the fourth quarter of 2014.

•	Operating income increased 5.4% to $38.9 million from $36.9 million in the fourth quarter of 2014. Operating income margin was 23.2% compared to 22.5% in the fourth quarter of 2014.

•
In the fourth quarter of 2015, the Company incurred approximately $1.1 million in operating expenses for business development activities, including the acquisition of Tumi Japan. Excluding these expenses, adjusted operating income was $40.0 million, an increase of 8.4%, and adjusted operating income margin was 23.9% for the fourth quarter of 2015. On a constant currency basis, adjusted operating income increased 12.3%.

•	The effective tax rate was 35.3%, compared to 37.5% in the fourth quarter of 2014.

•
Net income was $25.1 million, or $0.37 per diluted share, based on 67.8 million diluted weighted average common shares outstanding. Net income in the fourth quarter of 2014 was $23.7 million, or $0.35 per diluted share, based on 67.9 million diluted weighted average common shares outstanding.

•
Excluding the aforementioned expenses for business development activities, including the acquisition of Tumi Japan, adjusted net income was $25.8 million, or $0.38 per diluted share, an increase of 8.8%, in the fourth quarter of 2015. On a constant currency basis, adjusted diluted earnings per share increased 12.7%.

•	During the fourth quarter of 2015, Tumi opened 6 new stores, renovated 4 stores, and closed 1 store.

•	At December 31, 2015, Tumi operated 177 company-owned stores.

For the year ended December 31, 2015:

•	Net sales increased 3.9% to $547.7 million compared to $527.2 million in year ended December 31, 2014. On a constant currency basis, net sales increased 6.7%.

•	Gross profit increased 6.8% to $326.9 million compared to $306.0 million in the corresponding period of 2014. Gross margin was 59.7% compared to 58.0% in the year ended December 31, 2014.

•	Operating income increased 3.7% to $96.9 million, or 17.7% of net sales, from $93.4 million, or 17.7% of net sales, in the year ended December 31, 2014.

•
Excluding the expenses relating to the cost reduction program in the first quarter of 2015, and the expenses for business development activities, including the acquisition of Tumi Japan, in 2015, adjusted operating income was $100.8 million, an increase of 7.9%, and adjusted operating income margin was 18.4% in the year ended December 31, 2015. On a constant currency basis, adjusted operating income increased 12.3%.

•	The effective tax rate was 35.3%, compared to 38.2% in the corresponding period of 2014.

•
Net income was $63.0 million, or $0.93 per diluted share, based on 67.9 million diluted weighted average common shares outstanding. Net income in the year ended December 31, 2014 was $58.0 million, or $0.85 per diluted share, based on 67.9 million diluted weighted average common shares outstanding.

•
Excluding the aforementioned expenses relating to the cost reduction program in the first quarter of 2015, and the expenses for business development activities, including the acquisition of Tumi Japan, in 2015, adjusted net income was $65.5 million, or $0.97 per diluted share, an increase of 13.0%, based on 67.9 million diluted weighted average common shares outstanding. On a constant currency basis, adjusted diluted earnings per share increased 17.2%.

Balance Sheet as of December 31, 2015:
Cash and cash equivalents were $94.6 million as of December 31, 2015, compared with $52.8 million as of December 31, 2014. Inventories were $99.7 million as of December 31, 2015, compared with $89.2 million as of December 31, 2014.
Share Repurchase Program
During the fourth quarter, the Company repurchased 485,400 of the Company's common shares for approximately $8.5 million in open market transactions. As of December 31, 2015, the remaining availability under the Company’s share repurchase program was $141.5 million. The amount and timing of the purchases will depend on a number of factors including the price and availability of the Company’s shares, trading volume and general market conditions. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The share repurchase program may be suspended or discontinued at any time.
Fiscal 2016 Outlook

•
For 2016, assuming current exchange rates, the Company expects net sales to increase between 4% and 6%. In the event that foreign currency exchange rates fluctuate from prevailing levels, these estimates could be favorably or unfavorably impacted.

•	Total comparable store sales growth for all Direct-to-Consumer channels is expected to be flat for the full year.

•	Diluted earnings per share are expected to be between $0.93 and $0.97, which includes $0.02 per share expense related to certain cost reduction actions taken in the first quarter of 2016.

•	These estimates also assume diluted weighted-average common shares outstanding of approximately 65.5 million, and an effective tax rate of approximately 34.5%.

•	For fiscal 2016, the Company expects to open between 15 and 20 stores, with an increasing focus on international markets.

•	Capital expenditures for fiscal 2016 are expected to be in the range of $23.0 million to $28.0 million.

Conference Call
Tumi Holdings, Inc. will host a conference call to discuss fourth quarter results today, February 24, 2016, at 4:30 p.m. ET. The general public can access the call by dialing 1-888-771-4371 (domestic) or 1-847-585-4405 (international). The passcode is 41827382. Please dial in 5 minutes before the start of the call. The conference call will also be webcast live in the Investor Relations section of www.tumi.com. A telephone replay of the call will be available through March 2, 2016; to access the replay, dial 1-888-843-7419 for domestic callers or 1-630-652-3042 for international callers and enter access code 41827382. The webcast will be accessible on the website for approximately 90 days after the call.
About Tumi
Tumi is the leading global brand of premium travel, business and lifestyle products and accessories. The brand is sold in approximately 2,000 points of distribution from New York to Paris to London and Tokyo, as well as in the world’s top department, specialty and travel retail stores in over 75 countries. For more information, please visit www.tumi.com.
Forward-Looking Statements
This release contains forward-looking statements, which address a variety of subjects including, for example, the Company’s expectation to continue making strategic investments to support its long-term growth initiatives, creating innovative products, and growing its direct-to-consumer distribution through store openings and expansion of its e-commerce platform and the Company’s expectations for net sales and earnings per share in 2016, the number of new store openings in 2016, the estimated effective tax rate, comparable store sales growth rate and capital expenditures in 2016. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: changes in consumer spending and general economic conditions; a decrease in travel levels; interruption in supply; inventory management and product quality control issues with our contract manufacturers; an inability to open new store locations in a timely and profitable manner; increases in costs of materials, labor or freight; the impact of counterfeiting and transshipping; risks of operating internationally, including exchange rate fluctuations; risks associated with transitioning to a direct sales model in certain geographies; changes in effective tax rates; and the success of new product introductions. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us except as otherwise required under federal securities laws.

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Selected Quarterly Financial Data

	For the Three Months Ended
	March 29, 2015	June 28, 2015	September 27, 2015	December 31, 2015
	(In thousands, except share and per share data)
Net sales	$110,461	$138,520	$131,013	$167,661
Year over year growth %(1)	2%	11%	1%	2%
Gross margin	$65,271	$81,615	$79,320	$100,694
Selling, general and administrative expenses	$55,708	$56,335	$56,198	$61,771
Operating income	$9,563	$25,280	$23,122	$38,923
Net income	$6,374	$16,719	$14,869	$25,051
Basic weighted average common shares outstanding	67,868,867	67,874,098	67,880,156	67,790,291
Diluted weighted average common shares outstanding	67,918,438	67,920,124	67,883,410	67,790,291
Basic earnings per common share	$0.09	$0.25	$0.22	$0.37
Diluted earnings per common share	$0.09	$0.25	$0.22	$0.37

(1)	Year-over-year growth % compares net sales for a particular period with net sales for the comparable prior year interim period.

	For the Three Months Ended
	March 30, 2014	June 29, 2014	September 28, 2014	December 31, 2014
	(In thousands, except per share data)
Net sales	$108,602	$124,582	$130,195	$163,815
Year over year growth %(1)	6%	15%	20%	11%
Gross margin	$63,083	$72,102	$76,307	$94,475
Selling, general and administrative expenses	$49,702	$52,246	$53,040	$57,549
Operating income	$13,381	$19,856	$23,267	$36,926
Net income	$8,153	$12,219	$13,917	$23,720
Basic weighted average common shares outstanding	67,866,667	67,866,667	67,867,852	67,868,867
Diluted weighted average common shares outstanding	67,867,852	67,872,947	67,876,522	67,895,249
Basic earnings per common share	$0.12	$0.18	$0.21	$0.35
Diluted earnings per common share	$0.12	$0.18	$0.21	$0.35

(1)	Year-over-year growth % compares net sales for a particular period with net sales for the comparable prior year interim period.

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except share and per share data)

	For the Years Ended December 31,
	2015	2014	2013
Net sales	$547,655	$527,194	$467,438
Cost of sales	220,755	221,227	198,593
Gross margin	326,900	305,967	268,845
OPERATING EXPENSES
Selling	33,946	36,447	28,875
Marketing	18,565	17,539	17,373
Retail operations	127,848	114,752	98,720
General and administrative	49,653	43,799	37,514
Total operating expenses	230,012	212,537	182,482
Operating income	96,888	93,430	86,363
OTHER INCOME (EXPENSES)
Interest expense	(347)	(477)	(733)
Earnings from joint venture investment	411	279	184
Foreign exchange gains	427	475	388
Other non-operating income (expenses)	74	132	(94)
Total other income (expenses)	565	409	(255)
Income before income taxes	97,453	93,839	86,108
Provision for income taxes	34,440	35,830	31,549
Net income	$63,013	$58,009	$54,559
Weighted average common shares outstanding:
Basic	67,852,534	67,867,529	67,866,667
Diluted	67,876,772	67,878,340	67,870,688
Basic earnings per common share	$0.93	$0.85	$0.80
Diluted earnings per common share	$0.93	$0.85	$0.80

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share data)

	At December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$94,632	$52,796
Accounts receivable, less allowance for doubtful accounts of approximately $877 and $580 at December 31, 2015 and 2014, respectively	32,434	31,890
Other receivables	3,543	3,003
Inventories, net	99,688	89,231
Prepaid income taxes	996	—
Prepaid expenses and other current assets	12,096	8,315
Total current assets	243,389	185,235
Property, plant and equipment, net	83,501	79,067
Deferred tax assets, noncurrent	771	386
Joint venture investment	1,840	2,156
Goodwill	142,773	142,773
Intangible assets, net	130,400	130,414
Other assets	9,270	11,279
Total assets	$611,944	$551,310

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (continued)
(In thousands, except share and per share data)

	At December 31,
	2015	2014
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$35,844	$33,898
Accrued expenses	39,130	34,786
Income taxes payable	615	2,334
Total current liabilities	75,589	71,018

Other long-term liabilities	12,775	11,407
Deferred tax liabilities	42,734	42,002
Total liabilities	131,098	124,427

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock—$0.01 par value; 350,000,000 shares authorized, 68,158,428 shares issued and 67,394,756 shares outstanding as of December 31, 2015; 68,146,673 shares issued and 67,868,867 shares outstanding as of December 31, 2014	681	681
Preferred stock—$0.01 par value; 75,000,000 shares authorized and no shares issued or outstanding as of December 31, 2015 and 2014	—	—
Additional paid-in capital	317,140	314,217
Treasury stock, at cost; 763,672 and 277,806 shares as of December 31, 2015 and December 31, 2014, respectively	(13,338)	(4,874)
Retained earnings	182,747	119,734
Accumulated other comprehensive loss	(6,384)	(2,875)
Total stockholders’ equity	480,846	426,883
Total liabilities and stockholders’ equity	$611,944	$551,310

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Segment Results

	Direct-to- Consumer North America	Direct-to- Consumer International	Indirect-to- Consumer North America	Indirect-to- Consumer International	Unallocated Amounts	Consolidated Totals
	(In thousands)
Year ended December 31, 2015
Net sales	$262,185	$32,264	$108,074	$145,132	$—	$547,655
Operating income	$71,932	$3,357	$44,005	$48,488	$(70,894)	$96,888
Total assets	$80,022	$18,036	$20,755	$27,020	$466,111	$611,944
Depreciation and amortization	$11,364	$1,746	$2,002	$3,960	$2,422	$21,494
Year ended December 31, 2014
Net sales	$243,142	$28,265	$111,191	$144,596	$—	$527,194
Operating income	$69,871	$2,793	$41,213	$45,291	$(65,738)	$93,430
Total assets	$69,208	$19,862	$17,669	$24,927	$419,644	$551,310
Depreciation and amortization	$8,477	$1,459	$1,808	$4,041	$2,371	$18,156
Year Ended December 31, 2013
Net sales	$209,214	$22,408	$107,303	$128,513	$—	$467,438
Operating income	$62,485	$2,941	$40,637	$39,829	$(59,529)	$86,363
Total assets	$55,236	$10,624	$15,158	$24,416	$401,053	$506,487
Depreciation and amortization	$6,944	$740	$1,315	$3,367	$1,821	$14,187

TUMI HOLDINGS, INC. AND SUBSIDIARIES

Constant Currency Financial Measures
(In thousands, except per share data)
	Three Months Ended
	December 31, 2015		December 31, 2014	% Change
	As Reported	Constant Currency[1]	As Reported	As Reported	Constant Currency
Net sales	$167,661	$171,060	$163,815	2.3%	4.4%
Operating income	$38,923	$40,360	$36,926	5.4%	9.3%
Operating income margin	23.2%	23.6%	22.5%
Net income	$25,051	$25,967	$23,720	5.6%	9.5%
Diluted earnings per share	$0.37	$0.38	$0.35	5.7%	9.6%
_________________________________________________________________
1 Constant currency amounts exclude both the impact of translating foreign currencies into U.S. dollars and the impact of currency rate changes on foreign currency denominated transactions.

Constant Currency Financial Measures
(In thousands, except per share data)
	For the Years Ended December 31,
	2015		2014	% Change
	As Reported	Constant Currency[1]	As Reported	As Reported	Constant Currency
Net sales	$547,655	$562,503	$527,194	3.9%	6.7%
Operating income	$96,888	$100,987	$93,430	3.7%	8.1%
Operating income margin	17.7%	18.0%	17.7%
Net income	$63,013	$65,438	$58,009	8.6%	12.8%
Diluted earnings per share	$0.93	$0.96	$0.85	8.6%	12.8%
_________________________________________________________________
1 Constant currency amounts exclude both the impact of translating foreign currencies into U.S. dollars and the impact of currency rate changes on foreign currency denominated transactions.

TUMI HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Operating Income to Adjusted Operating Income on a Constant Currency Basis
(In millions)
	Three Months Ended
	December 31, 2015	December 31, 2014	% Change
Operating income	$38.9	$36.9	5.4%
Operating expenses for business development activities, including the acquisition of Tumi Japan	1.1	—
Adjusted operating income [1]	$40.0	$36.9	8.4%
Adjusted operating income margin	23.9%	22.5%
Impact of foreign currency	1.4	—
Adjusted operating income on a constant currency basis [1]	$41.5	$36.9	12.3%
Adjusted operating income margin on a constant currency basis	24.3%	22.5%
__________________________________________
1 The totals in the table may not foot due to rounding.

Reconciliation of Operating Income to Adjusted Operating Income on a Constant Currency Basis
(In millions)
	For the Years Ended December 31,
	2015	2014	% Change
Operating income	$96.9	$93.4	3.7%
Operating expenses in conjunction with the cost reduction program	2.5	—
Operating expenses for business development activities, including the acquisition of Tumi Japan	1.4	—
Adjusted operating income [1]	$100.8	$93.4	7.9%
Adjusted operating income margin	18.4%	17.7%
Impact of foreign currency	4.1	—
Adjusted operating income on a constant currency basis [1]	$104.9	$93.4	12.3%
Adjusted operating income margin on a constant currency basis	18.6%	17.7%
__________________________________________
1 The totals in the table may not foot due to rounding.

TUMI HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Adjusted Net Income on a Constant Currency Basis
(In millions, except per share data)
	Three Months Ended
	December 31, 2015	December 31, 2014	% Change
Net income	$25.1	$23.7	5.6%
Operating expenses for business development activities, including the acquisition of Tumi Japan (after tax)	0.7	—
Adjusted net income [1]	$25.8	$23.7	8.7%
Adjusted diluted earnings per share [2]	$0.38	$0.35	8.8%
Impact of foreign currency	0.9	—
Adjusted net income on a constant currency basis [1]	$26.7	$23.7	12.5%
Adjusted diluted earnings per share on a constant currency basis [2]	$0.39	$0.35	12.7%
_________________________________________________________________
1 The totals in the table may not foot due to rounding.
2 Diluted EPS calculated using 67.8 million shares for three months ended December 31, 2015 and 67.9 million shares for the three months ended December 31, 2014.

Reconciliation of Net Income to Adjusted Net Income on a Constant Currency Basis
(In millions, except per share data)
	For the Years Ended December 31,
	2015	2014	% Change
Net income	$63.0	$58.0	8.6%
Operating expenses in conjunction with the cost reduction program (after tax)	1.6	—
Operating expenses for business development activities, including the acquisition of Tumi Japan (after tax)	0.9	—
Adjusted net income [1]	$65.5	$58.0	13.0%
Adjusted diluted earnings per share [2]	$0.97	$0.85	13.0%
Impact of foreign currency	2.4	—
Adjusted net income on a constant currency basis [1]	$68.0	$58.0	17.2%
Adjusted diluted earnings per share on a constant currency basis [2]	$1.00	$0.85	17.2%
_________________________________________________________________
1 The totals in the table may not foot due to rounding.
2 Diluted EPS calculated using 67.9 million shares for both years ending December 31, 2015 and December 31, 2014.

Non-GAAP Financial Measures
This release refers to “constant currency” amounts for the fourth quarter and year ended December 31, 2015. Constant currency amounts exclude both the impact of translating foreign currencies into U.S. dollars and the impact of currency rate changes on foreign currency denominated transactions, and are non-GAAP financial measures. This release also refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. Generally, when the dollar either strengthens or weakens against other currencies, constant currency results will be higher or lower than growth reported at actual exchange rates. Reconciliations of GAAP measures to constant currency amounts for the fourth quarter and year ended December 31, 2015 are presented in the attached supplemental financial information, which identify and quantify all excluded items. “Adjusted net income” and “adjusted operating income” are also non-GAAP financial measures. Adjusted net income is defined as net income plus the costs associated with the cost reduction program, and certain business development costs, including the costs associated with the acquisition of the Japan joint venture. Adjusted operating income is defined as operating income plus the costs associated with the cost reduction program, and certain business development costs, including the costs associated with the acquisition of the Japan joint venture. These non-GAAP financial measures are important supplemental measures for Tumi’s internal reporting, including for its board of directors and management, and are key measures used to evaluate profitability and operating performance. We believe these measures provide investors and other users of Tumi’s financial information, when viewed in conjunction with its consolidated financial statements, consistency and comparability with Tumi’s past financial performance, facilitate period-to-period comparisons of operating performance and may facilitate comparisons with other companies. Tumi uses these measures in conjunction with GAAP operating performance measures as part of its overall assessment of its performance. Undue reliance should not be placed on these measures as Tumi’s only measures of operating performance. Constant currency results should not be viewed as a substitute for GAAP results, adjusted net income should not be viewed as a substitute for net income, and adjusted operating income should not be viewed as a substitute for operating income.
Comparable Store Sales Growth
Comparable store sales are calculated based on Tumi’s company-owned stores that have been open for at least a full calendar year as of the end of Tumi’s fiscal year. For example, a store opened in October 2015 will not impact the comparable store comparison until January 1, 2017. Additionally, temporary store closings, store expansions and store relocations are excluded from the comparable store base under most circumstances.
Source: Tumi Holdings, Inc.
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or
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